SHARE EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                          MOMENTUM HOLDINGS CORPORATION

                                       AND

                          WORLDLINK TECHNOLOGIES, INC.

                          DATED AS OF DECEMBER 20, 2002


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                            SHARE EXCHANGE AGREEMENT

            THIS SHARE EXCHANGE AGREEMENT, dated as of December 20, 2002, by and between MOMENTUM HOLDINGS CORPORATION, a Delaware corporation ("Momentum"), WORLDLINK TECHNOLOGIES, INC., a Florida corporation ("WorldLink") and the individual holders of all 79,060,292 outstanding shares of WorldLink common stock (the "Shares") whose names appear at Exhibit 1 (the "WorldLink Shareholders") (collectively, the "Parties").

            WHEREAS, Momentum is a corporation organized under the laws of the State of Delaware and has a class of securities registered with the Securities and Exchange Commission ("SEC") pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            WHEREAS, the respective board of directors of Momentum and WorldLink have approved the exchange of shares of WorldLink Common Stock for shares of Momentum Common Stock pursuant to the terms of this Agreement (the "Share Exchange"), on such terms that immediately following the Share Exchange, the WorldLink Shareholders shall hold approximately 91% of the outstanding shares of Momentum and WorldLink shall be a wholly owned subsidiary of Momentum;

            WHEREAS, the Share Exchange is intended to qualify as a tax free contribution under Section 368(B) of the Internal Revenue Code of 1986, as amended (the "Code"), but no opinion of counsel or Internal Revenue Service determination shall be obtained for treatment and shall not be a condition to Closing;

            NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       EXCHANGE OF SHARES FOR COMMON STOCK

            SECTION 1.1. AGREEMENT TO EXCHANGE SHARES FOR COMMON STOCK. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the WorldLink Shareholders shall sell, assign, transfer, convey and deliver the Shares (representing 79,060,292 shares or 100% of the common stock of WorldLink) to Momentum, and Momentum shall accept the Shares from WorldLink in exchange for 23,999,999 newly issued shares of Momentum common stock, par value $.001 per share (the "Exchange Shares"), delivered to the WorldLink Shareholders on a PRO rata basis, of which certain shares may be withheld pursuant to the provisions of Section 6.2 herein.


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            SECTION 1.2. CLOSING. The closing of such exchange (the "Closing")
shall take place at 10:00 a.m. E.S.T. on the second business day after the conditions to closing set forth in Articles VI and VII have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the principal offices of Momentum at 477 Madison Avenue, 12th Floor, New York, New York. At the Closing, the WorldLink Shareholders shall deliver to Momentum the stock certificates representing the Shares, duly endorsed in blank with signature guaranteed, for transfer or accompanied by appropriate stock powers similarly executed. In full consideration and exchange for the Shares, Momentum shall exchange with the WorldLink Shareholders 23,999,999 newly-issued shares of the Momentum Common Stock, par value $.001 per share (the "Exchange Shares").

            SECTION 1.3. PARTIAL ISSUANCE. 20,000,000 newly-issued shares of Momentum's common stock, representing 20,000,000 of the Exchange Shares, shall be issued to WorldLink and held in escrow at Levy Boonshoft & Spinelli, P.C. until the Closing (the "Escrow Shares"). WorldLink acknowledges that, while the Escrow Shares shall be made in certificate form to "WorldLink Technologies, Inc.", the Escrow Shares shall not be considered "issued and outstanding" on Momentums books and records and that the Escrow Shares shall have no voting power or authority until released to WorldLink pursuant to the terms of the escrow agreement set forth in Schedule 1.3. The remaining 3,999,999 Exchange Shares shall be issued pursuant to the provisions of Section 6.2. The escrow agreement shall be set forth Schedule 1.3.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF

                                    WORLDLINK

         WorldLink hereby represents, warrants and agrees as follows:

         SECTION 2.1. CORPORATE ORGANIZATION.

         (a) WorldLink is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business and in good standing in each jurisdiction in where the nature of the business conducted or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of WorldLink ( "WorldLink Material Adverse Effect");

         (b) Copies of the Articles of Incorporation and By-laws of WorldLink, with all amendments thereto to the date hereof, have been furnished to Momentum, and such copies are accurate and complete as of the date hereof. The minute books of WorldLink are current as required by law, contain the minutes of all meetings of the Board of Directors from date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors of WorldLink.

         SECTION 2.2. CAPITALIZATION OF WORLDLINK. The authorized capital stock of WorldLink consists of ______________ shares of common stock, $.01 par value per share, of which 79,060,292 shares are issued and outstanding and _________ shares of preferred stock, $__ par value per share, of which ______ shares are issued and outstanding. All of the shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The Shares represent 100% of the outstanding shares of capital stock of WorldLink , and there are no options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of WorldLink in existence.

         SECTION 2.3. SUBSIDIARIES AND EQUITY INVESTMENTS. WorldLink has no subsidiaries or equity interest in any corporation, partnership or joint venture except for those set forth in Schedule 2.3.

         SECTION 2.4. AUTHORIZATION AND VALIDITY OF AGREEMENTS. WorldLink has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WorldLink and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of WorldLink are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

         SECTION 2.5. NO CONFLICT OR VIOLATION. The execution, delivery and performance of this Agreement by WorldLink does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of WorldLink, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which WorldLink is a party or by which any of them is bound or to which any of its or their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of WorldLink, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which WorldLink is bound.

         SECTION 2.6. CONSENTS AND APPROVALS. Schedule 2.6 sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by WorldLink or the performance by WorldLink of its or their obligations hereunder.


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         SECTION 2.7. FINANCIAL STATEMENTS. WorldLink was incorporated in
Florida and commenced operations in October, 2000. As a condition precedent to Closing, WorldLink must furnish to Momentum audited financial statements for the year ending December 31, 2001 and unaudited financial statements for the nine month period ended September 30, 2002 (the financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with generally accepted accounting principles, (ii) present fairly, in all material aspects, the financial position, results of operations and changes in financial position of WorldLink, as consolidated, as of such date and for the periods then ended, (iii) are complete, correct and in accordance with the books of account and records of WorldLink, (iv) reconciled with the financial statements and the financial records maintained and the accounting methods applied by WorldLink for federal income tax purposes, (v) and contain all entries recommended by WorldLink's Accountants.

         SECTION 2.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2002 and except as set forth on Schedule 2.8:

         (a) WorldLink has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of WorldLink. WorldLink does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of WorldLink;

         (b) there has not been any substantive change in any method of accounting or accounting practice of WorldLink;

         (c) there has not been any declarations, setting aside or payment of dividends or distributions with respect to shares of WorldLink or any redemption, purchase or other acquisition of any other WorldLink's securities; and

         (d) a material increase in the compensation payable or to become payable to any director or officer of WorldLink.

         SECTION 2.9. TAX MATTERS. All returns, reports, or information return or other document (including any relating or supporting information) required to be filed before the Closing in respect of WorldLink have been filed, and WorldLink has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed.

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All Taxes of WorldLink have been paid or adequately provided for and WorldLink knows of no proposed additional tax assessment against WorldLink not adequately provided for in the Financial Statements. No deficiency for any Taxes has been asserted or assessed by a taxing authority against WorldLink, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of WorldLink. In the ordinary course, WorldLink makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by WorldLink. WorldLink has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

         "Taxes" shall, for purposes of this Agreement, mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

         SECTION 2.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 2.10 WorldLink has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of WorldLink as of that date included in the Financial Statements other than liabilities incurred or accrued in the ordinary course of business since September 30, 2002. Except as shown in such balance sheets or in the notes to the Financial Statements, WorldLink is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person.

         SECTION 2.11. INTERESTS IN REAL PROPERTY. WorldLink does not own any item of or interest in real property.

         SECTION 2.12. PERSONAL PROPERTY. WorldLink owns all personal property ("Personal Property") purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule
2.12. All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of WorldLink: (i) is in such operating condition repair as may be necessary to carry on the business of WorldLink as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of WorldLink.


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         SECTION 2.13. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. Schedule
2.13 sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to WorldLink by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor. Each License and Permit is valid and in full force and effect, and, to WorldLink's best knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of WorldLink's business in the manner now conducted and as has been proposed by WorldLink to be conducted. Except as set forth in
Schedule 2.13, no such License and Permit will in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

         SECTION 2.14. COMPLIANCE WITH LAW. The operations of WorldLink have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over WorldLink and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a WorldLink Material Adverse Effect. WorldLink has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to WorldLink or any of its assets, properties or operations.

         SECTION 2.15. LITIGATION. Except as set forth on Schedule 2.15, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the WorldLink's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against WorldLink or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of WorldLink or the transactions contemplated by this Agreement, nor is any basis known to it for any such action, suit, proceeding or investigation. Schedule
2.15 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither WorldLink nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any country, judicial, state or local court or governmental or regulatory authority or arbitrator, that would have a WorldLink Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

         SECTION 2.16. CONTRACTS. Schedule 2.16 sets forth a true and complete list of all material contracts, agreements and other instruments to which WorldLink is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining WorldLink from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and
(i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. WorldLink has performed all obligations required to be performed by it to date hereunder, and is not in default in respect of, any Commitment, and to WorldLink's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of WorldLink's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

         SECTION 2.17. EMPLOYEE PLANS. Schedule 2.17 lists every pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which WorldLink maintains, or has any obligation to contribute to and WorldLink is in compliance with such plans.

         SECTION 2.18. INSURANCE. Schedule 2.18 lists the insurance and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of WorldLink. Except as set forth in
Schedule 2.18, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to WorldLink's best knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. WorldLink is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in
Schedule 2.18, there is no claim by WorldLink pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         SECTION 2.19. ENVIRONMENTAL MATTERS. WorldLink has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a WorldLink Material Adverse Effect. WorldLink has not performed or suffered any act which could give rise to, or has otherwise incurred liability to any person (governmental or not) under any Environmental Laws, nor has WorldLink received notice of any such liability or any claim therefor.

         SECTION 2.20. LABOR MATTERS.

         (a) Except as set forth in Schedule 2.20: (i) WorldLink is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) WorldLink is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) WorldLink is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by WorldLink nor does WorldLink know of any activities or proceedings of any labor union to organize any such employees. WorldLink has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

         (b) Except as set forth in Schedule 2.20: (i) WorldLink is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending;
(iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to WorldLink's best knowledge, threatened against or affecting WorldLink, and WorldLink has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or written respect to employees of WorldLink since September 30, 2002; (iv) there is no question concerning representation exists relating to the employees of WorldLink; (v) there are no charges with respect to or relating to WorldLink pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (vi) WorldLink has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of WorldLink and no such investigation is in progress.

         SECTION 2.21. DISCLOSURE. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of WorldLink in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

         SECTION 2.22. SURVIVAL. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by WorldLink at the Closing as if made at such time and shall survive the Closing for a period terminating on the fourth anniversary thereof.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF WORLDLINK SHAREHOLDERS

         The Worldlink Shareholders hereby represent, warrant and agree as follows:

         SECTION 3.1. TITLE TO SHARES. WorldLink Shareholders will deliver at the Closing valid and marketable title to all of the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

         SECTION 3.2. AUTHORIZATION AND RELIABLITY OF AGREEMENT. The WorldLink Shareholders have the power to enter into this Agreement and to carry out the obligations hereunder. This Agreement has been duly executed by the WorldLink Shareholders, or their authorized representative, and constitutes the valid and binding obligation of the WorldLink Shareholders and is enforceable against the WorldLink Shareholders in accordance with its terms.

         SECTION 3.3 INVESTMENT REPRESENTATION. The WorldLink Shareholders are acquiring the Exchange Shares for their own account and have no present arrangement or agreement for the sale, pledge or hypothecation of the Exchange Shares to any person or firm and the WorldLink Shareholders have acknowledged that they are acquiring the Exchange Shares in good faith for the purposes of investment, that the Exchange Shares have not been registered under the Securities Act of 1933, as amended, and that it has agreed to the placement of a restrictive legend thereon.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF MOMENTUM

         Momentum represents, warrants and agrees as follows:

         SECTION 4.1. CORPORATE ORGANIZATION.

         (a) Momentum is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by Momentum or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Momentum (a "Momentum Material Adverse Effect").

         (b) Copies of the Articles of Incorporation and By-laws of Momentum, with all amendments thereto to the date hereof, have been furnished to WorldLink, and such copies are accurate and complete as of the date hereof. The minute books of Momentum are current as required by law, contain the minutes of all meetings of the Board of Directors, committees of the Board of Directors from the date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors and committees of the Board of Directors of Momentum.

         SECTION 4.2. CAPITALIZATION OF Momentum; TITLE TO THE SHARES. The authorized capital stock of Momentum consists of (a) 50,000,000 shares of common stock, par value $.001 per share, of which 2,000,011 shares are issued and outstanding and an additional 100,000 shares are reserved for issuance (the "Momentum Shares"). All of the outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive or similar rights and no personal liability attaches to the ownership thereof. As of the date of Closing, the Board of Directors and a majority of the shareholders of Momentum will duly authorize an amendment of Momentum's Articles of Incorporation so as to approve: (i) an increase in its authorized shares of Common Stock to 95,000,000 shares; (ii) the creation of a class of authorized shares of Preferred Stock in the amount of 5,000,000 shares; and (iii) change in the name of the Company. Said amendment to the Articles of Incorporation will be duly and properly filed as soon after the Closing as is feasibly possible. Except as set forth on Schedule 3.2, the Momentum Shares are the sole outstanding shares of capital stock of Momentum, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of Momentum.

         SECTION 4.3. AUTHORIZATION AND VALIDITY OF AGREEMENTS. Momentum has all corporate power and authority to execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to exchange the Momentum Shares with the WorldLink Shareholders, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All of the Exchange Shares to be issued and sold to each WorldLink Shareholder pursuant to this Agreement, when issued and delivered as provided herein shall be duly authorized, validly issued and non-assessable and free of preemptive or similar rights. The execution and delivery of this Agreement by Momentum and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Momentum are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

         SECTION 4.4. NO CONFLICT OR VIOLATION. Except as otherwise set forth on
Schedule 4.4, the execution, delivery and performance of this Agreement by Momentum does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of Momentum, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Momentum is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Momentum, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Momentum is bound.

         SECTION 4.5. CONSENTS AND APPROVALS. Schedule 4.5 sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by Momentum or the performance by Momentum of its obligations hereunder.

         SECTION 4.6. FINANCIAL STATEMENTS. Momentum has heretofore furnished to WorldLink (a) audited financial statements as of and for the years ended on December 31, 2002 and 2001, accompanied by the reports thereon of Momentum's Accountants, and the audited financial statements for the period ended September 30, 2002 (the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with generally accepted accounting principles, (ii) present fairly, in all material respects, the financial position, results of operations and changes in financial position of Momentum as of such dates and for the periods then ended, (iii) are complete, correct and in accordance with the books of account and records of Momentum,
(iv) are reconciled with the financial statements and the financial records maintained and the accounting methods applied by Momentum for federal income tax purposes, and (v) contain all entries recommended by Momentum's Accountants.

         SECTION 4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2002, and except (i) as contemplated by this Agreement (ii) set forth in the reports filed by Momentum (the "Momentum Public Reports") with the SEC or (iii) as set forth on Schedule 4.7:

         (a) Momentum has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of Momentum. Momentum does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of Momentum;

         (b) there has not been any substantive change in any method of accounting or accounting practice of Momentum;

         (c) there have not been any declarations, setting aside or payment of dividends or distributions with respect to shares of Momentum or any redemption, purchase or other acquisition of any other Momentum's securities; and

         (d) an increase in the compensation payable or to become payable to any director or officer of Momentum other than pursuant to employment agreements or consistent with prior past practices.

         SECTION 4.8. TAX MATTERS. All returns, reports, or information return or other document (including any relating or supporting information) required to be filed before the Closing in respect of Momentum have been filed, and Momentum has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed. All Taxes of Momentum have been paid or adequately provided for and Momentum knows of no proposed additional tax assessment against Momentum not adequately provided for in the Financial Statements. No deficiency for any Taxes has been asserted or assessed by a taxing authority against Momentum, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of Momentum. In the ordinary course, Momentum makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by Momentum. Momentum has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

         Taxes shall for purposes of this Agreement mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

         SECTION 4.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 4.9, Momentum has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of Momentum as of September 30, 2002, other than liabilities incurred or accrued in the ordinary course of business since September 30, 2002. Except as shown in such balance sheets or in the notes to the Financial Statements or as disclosed in a Momentum Public Report, Momentum is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

         SECTION 4.10. INTERESTS IN REAL PROPERTY. Momentum does not own or lease any real property.

         SECTION 4.11. PERSONAL PROPERTY. Momentum owns all personal property (including properties that may be deemed to be a mix of personal property and Real Property, ("Personal Property")) purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule 4.11. All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of, any of, Momentum: (i) is, in the aggregate, in such operating condition repair as may be necessary to carry on the business of Momentum as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of Momentum.

         SECTION 4.12. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. There are no licenses, permits, franchises, authorizations and approvals issued or granted to Momentum by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), or any pending applications therefor.

         SECTION 4.13 COMPLIANCE WITH LAW. The operations of Momentum have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over Momentum and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a Momentum Material Adverse Effect. Momentum has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to Momentum or any of its assets, properties or operations.

         SECTION 4.14. LITIGATION. Except as disclosed in a Momentum Public Report, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the Momentum's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Momentum or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of Momentum or the transactions contemplated by this Agreement, nor is any basis known to Momentum for any such action, suit, proceeding or investigation. Schedule 4.14 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither Momentum nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that would have a Momentum Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

         SECTION 4.15. CONTRACTS. Schedule 4.15 sets forth a true and complete list of all material contracts, agreements and other instruments to which Momentum is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining Momentum from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Except as disclosed in a Momentum Public Report, each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof except as disclosed in a Momentum Public Report. Momentum has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to Momentum's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default except as disclosed in a Momentum Public Report. To the best of Momentum's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

         SECTION 4.16. EMPLOYEE PLANS. Momentum has complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 to 608 of ERISA relating to continuation coverage for group health plans. Momentum has no employee welfare benefit plan (an "Employee Welfare Plan"), as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no employee pension benefit plan as defined in Section 3(2) of ERISA (an "Employee Pension Plan"). Additionally, there are no pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which Momentum maintains, or has any obligation to contribute to.

         SECTION 4.17. INSURANCE. Schedule 4.17 lists the insurance and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of Momentum. Except as set forth in
Schedule 4.17, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to Momentum's best knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. Momentum is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in
Schedule 4.17, there is no claim by Momentum pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         SECTION 4.18. ENVIRONMENTAL MATTERS. Momentum has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a Momentum Material Adverse Effect. Momentum has not performed or suffered any act which could give rise to, or has otherwise incurred liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601 et seq. or any other Environmental Laws, nor has Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act to any governmental agency with respect to any of its respective assets.

         SECTION 4.19. LABOR MATTERS.

         (a) Except as set forth in Schedule 4.19: (i) Momentum is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) Momentum is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) Momentum is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Momentum nor does Momentum know of any activities or proceedings of any labor union to organize any such employees. Momentum has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

         (b) Except as set forth in Schedule 4.19; (i) Momentum is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to Momentum's best knowledge, threatened against or affecting Momentum, and Momentum has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or written respect to employees of Momentum since September 30, 2002; (iv) there is no representation claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of Momentum; (v) there are no charges with respect to or relating to Momentum pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (vi) Momentum has received no formal Notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of Momentum and no such investigation is in progress.

         SECTION 4.20 INVESTMENT INTENT. The Shares will be acquired hereunder solely for the account of Momentum, for investment, and not with a view to the resale or distribution thereof.

         SECTION 4.21. SEC FILINGS. Momentum has heretofore delivered to the WorldLink copies of Momentum's Annual Report on Form 10-KSB for the year ended December 31, 2001 and the Form 10-QSB for the period ended September 30, 2002. As of the respective dates, such reports compiled in all material respects with all applicable requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Momentum has filed, timely, all periodic and other reports, schedules, forms exhibits, statements and other documents required to be filed by it with the SEC under the Exchange Act. Momentum is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the Over-The-Counter Bulletin Board. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by Momentum that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         SECTION 4.22. DISCLOSURE. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Momentum in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

         SECTION 4.23. SURVIVAL. Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by Momentum at the Closing as if made at such time and shall survive the Closing for a period terminating on the fourth anniversary.

         SECTION 4.24. SUBSIDIARIES. Momentum has no subsidiaries and no investments, directly or indirectly, or the financial interest in any other corporation or business organization, join venture, or partnership of any kind whatsoever.

         SECTION 4.25. BOOKS AND RECORDS. The minute books of Momentum, all the contents of which have been previously made available to WorldLink and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the shareholders and Board of Directors of Momentum. Momentum does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Momentum.

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.1. CERTAIN CHANGES AND CONDUCT OF BUSINESS.

         (a) From and after the date of this Agreement and until the Closing Date, Momentum shall conduct, its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations or warranties of Momentum, and without the prior written consent of WorldLink, Momentum will not, except as required or permitted pursuant to the terms hereof:

         (i) make any material change in the conduct of its businesses and operations enter into any transaction other than in the ordinary course of business consistent with past practices;

         (ii) make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

         (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, or (B) issue any securities convertible or exchangeable for debt securities of Momentum;

         (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof;

         (v) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a material adverse effect on Momentum;

         (vi) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

         (vii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

         (viii) make or commit to make any material capital expenditure;

         (ix) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

         (x) guarantee any indebtedness for borrowed money or any other obligation of any other person;

         (xi) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

         (xii) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material;

         (xiii) make any loan, advance or capital contribution to or investment in any person;

         (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice (xv) settle, release or forgive any claim or litigation or waive any right;

         (xvi) commit itself to do any of the foregoing.

         (xvii) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

         (xviii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

         (xix) continue to conduct its business in the ordinary course consistent with past practices;

         (xx) keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

         (xxi) continue to maintain existing business relationships with suppliers.

         SECTION 5.2. ACCESS TO PROPERTIES AND RECORDS. WorldLink shall afford Momentum, and Momentum shall afford to WorldLink's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of, or the conditions to, the obligations of any party.

         SECTION 5.3. NEGOTIATIONS. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of party or persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of common stock or similar transaction involving any party thereof except as permitted herein. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

         SECTION 5.4. CONSENTS AND APPROVALS. The parties, (i) shall use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, and (ii) shall diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection with such transactions.

         SECTION 5.5. PUBLIC ANNOUNCEMENT. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

         SECTION 5.6. RESIGNATIONS OF MOMENTUM'S OFFICERS AND DIRECTORS. At the Closing, Momentum shall receive the resignations of all officers and directors of Momentum and Momentum shall have caused such persons as directed by WorldLink to be appointed to Momentum as officers and directors of Momentum. It is acknowledged that pursuant to Rule 14f of the Securities Exchange Act of 1934 (the "Exchange Act"), the election of the WorldLink directors and the resignation of the existing Momentum directors shall not become effective until 10 days after mailing an information statement to the shareholders of record of Momentum.

         SECTION 5.7. BALANCE SHEET. MOMENTUM and WorldLink shall deliver to each other prior to Closing, a balance sheet dated as of September 30, 2002.

         SECTION 5.8. WORLDLINK ISSUANCE. From and after the date of this Agreement until the Closing Date, WorldLink shall not issue any additional shares of its capital stock.

                                   ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF MOMENTUM

         The obligations of Momentum to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Momentum in its sole discretion:

         SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF WORLDLINK. All representations and warranties made by WorldLink in this Agreement shall be true and correct on and as of the Closing Date as if again made by WorldLink on and as of such date.

         SECTION 6.2. FINANCIAL STATEMENTS.

         (a) WorldLink shall have delivered the Financial Statements set forth
Section 2.7 to Momentum on or before January 15, 2003.

         (b) The number and amount of Exchange Shares to be issued to WorldLink shall be reduced if the revenues and total assets of WorldLink, as set forth in the Financial Statements, do not meet the standards set forth below. The number of Exchange Shares to be issued shall be reduced by 75,000 shares for each $100,000 that revenues do not meet $7,000,000 and be reduced by 75,000 shares for each $100,000 that total assets are less than $13,000,000

         SECTION 6.3. DUE DILIGENCE. Momentum shall have completed a due diligence investigation of WorldLink and its affairs within twenty-one (21) days of delivery of the financial statements to Momentum by WorldLink.

         SECTION 6.4 AGREEMENTS AND COVENANTS. WorldLink shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by any of them on or prior to the Closing Date.

         SECTION 6.5. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

         SECTION 6.6. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of WorldLink shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

         SECTION 6.7. GOODSTANDING AND OTHER CERTIFICATES. WorldLink shall have delivered to Momentum:

         (a) copies of certificates or articles of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

         (b) a certificate form the Secretary of State or other appropriate official of their respective jurisdictions of incorporation, to the effect that WorldLink is in good standing in such jurisdiction and listing all charter documents including all amendments thereto, on file; and

         (c) a copy of the Bylaws of WorldLink, certified by its Secretary as being true and correct and in effect on the Closing Date.

         SECTION 6.8. OTHER CLOSING DOCUMENTS. Momentum shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of WorldLink or in furtherance of the transactions contemplated by this Agreement as Momentum or its counsel may reasonably request.

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF WORLDLINK

         The obligations of WorldLink to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by WorldLink in their sole discretion, as the case may be.

         SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF MOMENTUM. All representations and warranties made by Momentum in this Agreement shall be true and correct on and as of the Closing Date as if again made by Momentum on and as of such date.

         SECTION 7.2. AGREEMENTS AND COVENANTS. Momentum shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         SECTION 7.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date, including but not limited to the approval of the Board of Directors of WorldLink, and the majority shareholders of WorldLink. In connection with obtaining a majority shareholder approval and under the rules and regulations of the Exchange Act, Momentum will file a Schedule 14C with the SEC and the shareholder approval will be effective (twenty-one) 21 days following the day the definitive Schedule 14C is filed with the SEC and the information statement mailed to Momentum's shareholders.

         SECTION 7.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Momentum and its subsidiaries, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

         SECTION 7.5. GOODSTANDING AND OTHER CERTIFICATES. Momentum shall have delivered to WorldLink:

         (a) copies of certificates or articles of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

         (b) a certificate form the Secretary of State or other appropriate official of their respective jurisdictions of incorporation, to the effect that Momentum is in good standing in such jurisdiction and listing all charter documents including all amendments thereto, on file; and

         (c) a copy of the Bylaws of Momentum, certified by its Secretary as being true and correct and in effect on the Closing Date.

         SECTION 7.6. OTHER CLOSING DOCUMENTS. WorldLink shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Momentum or in furtherance of the transactions contemplated by this Agreement as WorldLink or its counsel may reasonably request.

         SECTION 7.7. RESIGNATION. The resignation of all the officers and directors of Momentum have been received at the Closing and WorldLink nominees have been appointed as officers and directors, subject to Rule 14f of the Exchange Act.

         SECTION 7.8 CORPORATE MATTERS. At the Closing, Momentum's Board of Directors shall authorize an amendment to its Certificate of Incorporation to Increase its authorized capital stock to 100,000,000 shares, of which 95,000,000 shall be common stock and 5,000,000 shall be preferred stock.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

         SECTION 8.1. METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the
Closing:

         (a) By the mutual written consent of WorldLink and Momentum;

         (b) By Momentum, upon a material breach of any representation, warranty, covenant or agreement on the part of WorldLink and WorldLink set forth in this Agreement, or if any representation or warranty of WorldLink shall become untrue, in either case such that any of the conditions set forth in
Article VI hereof would not be satisfied (a) "WorldLink Breach"), and such breach shall, if capable of cure, have not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

         (c) By WorldLink, upon a material breach of any representation, warranty, covenant or agreement on the part of Momentum set forth in this Agreement, or, if any representation or warranty of Momentum shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a "Momentum Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

         (d) By either WorldLink or Momentum, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either WorldLink or Momentum, if the Closing shall not have been consummated as a result of Momentum, WorldLink or WorldLink having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

         (e) By either WorldLink or Momentum if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

         SECTION 8.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement by WorldLink, WorldLink or Momentum pursuant to Section 8.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement ,provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

                                   ARTICLE IX

                             POST-CLOSING AGREEMENTS

         SECTION 9.1. CONSISTENCY IN REPORTING. Each party hereto agrees that:
(i) the transaction is intended to qualify as a tax-free exchange under the Code; (ii) the exchange shall be reported for Federal income tax purposes as a tax-free exchange; (iii) for purposes of all financial statements, tax returns and reports, and communications with third parties, the transactions contemplated in this agreement and ancillary or collateral transactions will be treated as a tax-free exchange; and (iv) if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was with the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. SURVIVAL OF PROVISIONS. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the-consummation of the transactions contemplated by this Agreement, subject to Sections 2.22 and 3.24. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

         SECTION 10.2. PUBLICITY. Neither party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the nondisclosing party prior notice and an opportunity to comment on the proposed disclosure.

         SECTION 10.3. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

         SECTION 10.4 FINDERS.

         The Parties represent and warrant that they have not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby.


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         SECTION 10.5. FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

         SECTION 10.6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, transmitted facsimile with proof of transmission, or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                    (a)     If to Momentum, to:

                            Momentum Holdings Corporation
                            477 Madison Avenue
                            12th Floor
                            New York, New York  10022
                            Attn: Anthony R. Russo

                            with a copy to:

                            Levy Boonshoft & Spinelli, P.C.
                            477 Madison Avenue
                            14th Floor
                            New York, New York  10022
                            Attn: Peter Campitiello, Esq.


                     (b)    If to WorldLink, to:

                            WorldLink Technologies, Inc.
                            1110B Brickell Avenue - Suite 601
                            Miami, Florida  33131
                            Attn: Nancy Ruffing

                    (c)     With a copy to:

                            Sommer & Schneider LLP
                            595 Stewart Avenue, Suite 710
                            Garden City, NY  11530
                            Attn:  Joel C. Schneider, Esq.

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 10.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.6.

         SECTION 10.7. ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

         SECTION 10.8. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 10.9. TITLES AND HEADINGS. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         SECTION 10.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         SECTION 10.11. CONVENIENCE OF FORUM; CONSENT TO JURISDICTION. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in New York County, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.6.

         SECTION 10.12. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.13. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice-of-law provisions thereof.

         SECTION 10.14. SCHEDULES. Any schedule not previously provided or attached hereto may be exchanged between the Parties within seven (7) days from the execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MOMENTUM HOLDINGS CORPORATION


By: __________________
    Anthony R. Russo
    PRESIDENT

WORLDLINK TECHNOLOGIES, INC.


By: ___________________
    Nancy Ruffing
    President

                                    EXHIBIT 1

HOLDER                                                     SHARES

Nancy Ruffing                                       20,746,320 Shares
Nabil Bader                                         20,746,320 Shares
John P. Scafidi                                      8,007,400 Shares
Vincent Fan, Fan Te-Chung                            5,480,160 Shares
Felipe Laurente                                      4,697,280 Shares
Madhu Sethi                                          4,697,280 Shares
Jean M. Tocko                                        3,522,960 Shares
Abstratte                                            1,000,000 Shares
Cynthia Muldrew Twyman                                 782,880 Shares
Tom Richfield                                          265,000 Shares
L'Red Holdings, LLC                                    257,292 Shares
Thomas Chubokas                                         50,000 Shares